UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2020

XPERI HOLDING CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Base Salary and Bonus

On July 28, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Xperi Holding Corporation (the “Company”) approved the following annual base salary and incentive cash bonus targets for the Company’s executive officers who were named executive officers (“NEOs”) of Xperi Corporation (“Xperi”) and TiVo Corporation (“TiVo”) as disclosed in the respective Annual Reports on Form 10-K of Xperi and TiVo filed in 2020 prior to the consummation of the merger between Xperi and TiVo on June 1, 2020,  indicated below:

Name	Title	Base Salary	Target Bonus as % of Base Salary
Jon Kirchner	Chief Executive Officer	$670,000	100%*
Robert Andersen	Chief Financial Officer	$410,000	75%*
Geir Skaaden	Chief Products and Services Officer	$410,000	75%*
Paul Davis	Chief Legal Officer and Corporate Secretary	$395,000	55%*
Matthew Milne	Chief Revenue Officer	$445,000*	75%

*Reflects no change from prior base salary or target bonus.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020	Xperi HOLDING corporation

	By:	/s/ Robert Andersen
	Name:	Robert Andersen

	Title:	Chief Financial Officer